UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2017

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 (b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2017 Patrick Horn, M.D., Ph.D. resigned his position as chief medical officer of Tetraphase Pharmaceuticals, Inc. (the “Company”) in order to pursue other interests. Dr. Horn’s resignation is effective December 29, 2017. Larry Tsai, M.D., the Company’s current vice president, clinical development, will assume Dr. Horn’s duties.

Dr. Tsai joined the Company in 2014 as senior medical director and became vice president, clinical development in 2015. He has provided significant leadership to the clinical team throughout the phase 3 IGNITE program for eravacycline as well as the early clinical development of the Company’s pipeline programs. Dr. Tsai is also a practicing physician at Brigham and Women’s Hospital in Boston, Massachusetts and a part-time instructor in medicine at Harvard Medical School where he received his medical degree. He is board certified in critical care medicine, internal medicine and pulmonary disease.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2017	By:	/s/ Maria D. Stahl
Maria D. Stahl Senior Vice President, General Counsel